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                                                                    EXHIBIT 21.1

PARENT

ANDRX CORPORATION, A DELAWARE CORPORATION

SUBSIDIARIES

ANDRX EU LIMITED, A UK COMPANY INCORPORATED
ANDRX PHARMACEUTICALS, LLC, A DELAWARE LLC
ANDRX PHARMACEUTICALS, INC., A FLORIDA CORPORATION
ANDRX PHARMACEUTICALS (MASS), INC., A FLORIDA CORPORATION
ANDRX PHARMACEUTICALS (NC), INC., A FLORIDA CORPORATION
ANDRX PHARMACEUTICALS (NC) EQUIPMENT, LLC, A DELAWARE LLC
ANDRX PHARMACEUTICALS EQUIPMENT #1, LLC - A FLORIDA LLC, NAME CHANGE FROM ANDRX
 PHARMACEUTICALS #1, L.C.
ANDRX PHARMACEUTICALS SALES AND MARKETING, INC. A FLORIDA CORPORATION
ANDRX LABORATORIES, INC. - A MISSISSIPPI CORPORATION (FORMERLY CTEX
 PHARMACEUTICALS, INC.)
ANDRX LABS, LLC, A DELAWARE LLC
ANDRX LABORATORIES (NJ), INC. , A DELAWARE CORPORATION
ANDRX SOUTH CAROLINA I, INC., A SOUTH CAROLINA CORPORATION
ANDA, INC. - A FLORIDA CORPORATION
ANDA MARKETING INC. - A FLORIDA CORPORATION
ANDA VETERINARY SUPPLY, INC. - A FLORIDA CORPORATION
ANDRX MANAGEMENT CORPORATION - A FLORIDA CORPORATION CHANGED NAME FROM ANDA
 SALES, INC.
ANDA PHARMACEUTICALS, INC. - A FLORIDA CORPORATION
ANDA PUERTO RICO, INC. - A PUERTO RICO CORPORATION
CARAN PHARMACEUTICALS, INC. - A NEVADA CORPORATION
CYBEAR LLC - A DELAWARE LLC, CONVERTED FROM CYBEAR INC. AND ORIGINALLY
 INCORPORATED AS 1997 CORP.
RXAPS, INC., A FLORIDA CORPORATION
SR SIX, INC. - A FLORIDA CORPORATION
VALMED PHARMACEUTICAL, INC. - A NEW YORK CORPORATION